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Exhibit 99.a(17)

                              ARTICLES OF AMENDMENT

                                       OF

                DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.

         DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC., a Maryland Corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation from Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. to Cash Reserve Fund, Inc., and that Article Second of the Charter is hereby deleted in its entirety and in lieu thereof the following is substituted:

                 "Second: The name of the corporation is Cash Reserve Fund, Inc. (hereinafter called the "Corporation")."

         SECOND: The Charter of the Corporation is hereby amended to provide that (i) the nine billion (9,000,000,000) shares of authorized capital stock of the Corporation currently designated as "Deutsche Bank Alex. Brown Cash Reserve Fund Shares" of the "Prime Series" of the Corporation's capital stock is hereby changed to and redesignated as "Cash Reserve Fund Shares" of the "Prime Series" of the Corporation's capital stock; (ii) the two billion three hundred million (2,300,000,000) shares of authorized capital stock of the Corporation currently designated as "Deutsche Bank Alex. Brown Cash Reserve Fund Shares" of the "Treasury Series" of the Corporation's capital stock is hereby changed to and redesignated as "Cash Reserve Fund Shares" of the "Treasury Series" of the Corporation's capital stock; and (iii) the three billion (3,000,000,000) shares of authorized capital stock of the Corporation currently designated as "Deutsche Bank Alex. Brown Cash Reserve Fund Shares" of the "Tax-Free Series" of the Corporation's capital stock is hereby changed to and redesignated as "Cash Reserve Fund Shares" of the "Tax-Free Series" of the Corporation's capital stock;

         Subsequent to such change and redesignation, the authorized capital stock of the Corporation is designated and classified as follows:

         Designation                                        Number of Shares
         -----------                                        ----------------

Cash Reserve Fund, Inc.                                     20,810,000,000

         Prime Series                                       12,660,000,000
                Cash Reserve Fund Shares                     9,000,000,000
                Institutional Shares                         3,200,000,000
                Cash Reserve Prime Class A Shares               50,000,000
                Cash Reserve Prime Class B Shares               50,000,000
                Cash Reserve Prime Class C Shares               10,000,000

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                  Quality Cash Reserve Prime Shares               350,000,000

         Treasury Series                                        3,550,000,000
                  Cash Reserve Fund Shares                      2,300,000,000
                  Institutional Shares                          1,250,000,000

         Tax-Free Series                                        4,250,000,000
                  Cash Reserve Fund Shares                      3,000,000,000
                  Institutional Shares                          1,250,000,000

         Undesignated                                             350,000,000

         THIRD: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions for redemption of each series of capital stock redesignated pursuant to Article SECOND above are not changed by these Articles of Amendment.

         FOURTH: The amendments described above were approved by a majority of the entire Board of Directors of the Corporation. The amendments are limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

         FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. on July 31, 2003.

         IN WITNESS WHEREOF, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this _____ day of July, 2003; and its President acknowledges that these Articles of Amendment are the act of Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties of perjury.

ATTEST:                                           DEUTSCHE BANC ALEX. BROWN CASH
                                                  RESERVE FUND, INC.

By:                                               By:
    -----------------------------------               --------------------------
    Bruce A. Rosenblum, Assistant Secretary           Richard T. Hale, President

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